PFT (Putnam Funds Trust)Putnam Strategic Volatility Equity Fund
Period ending 1/31/17

1.	SubManagement Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated
February 27, 2014; schedule A amended as of October 27,
2016  Incorporated by reference to PostEffective Amendment
No. 247 to the Registrants Registration Statement filed on
November 25, 2016.